EXHIBIT 10.2
[ENGLISH TRANSLATION]
Contract for Technology Transfer

Transferor: Shaanxi Suo'ang Biological Science & Technology Co., Ltd
Legal Representative: Ren Baowen
Address: 22F, Suite A, Zhengxin Building, No. 5, Gaoxin 1st Road
Tel: 84067376

Transferee: HanZhongWeiDa Commercial Company Limited
Legal Representative:
Address: F4 City Wuyi Building, Hanzhong
Tel:0916-2866098
The undersigned Transferor and Transferee have agreed to close the following contract according to “Contract Law of the People’s Republic of China”:
1.  Name of Project: COPO Resin Parent Material

2.  Obligation of Transferor:
(1). Transferor shall submit all technological data relating to COPO within 30 days when this contract becomes effective.
3. Obligation of Transferee:
(1). Transferee shall pay transferor RMB two million as royalty by installment plan as follows: 50% will be charged on March 15th in the first stage; 50% will be charged on April 15th in the second stage. Two parties shall agree as follows:
a. Transferee shall pay RMB one million to transferor within two and a half months after this contract takes effect.
(2). Transferee shall use this patented technology among the scope stipulated by this contract.

4. Confidentiality
It is understood and agreed by the parties that all technological data relating to COPO shall remain strictly confidential during the term of this contract.
5. Follow-up Improvement
New invention or patent based on this transferred technology shall belong to those who invent such invention or patent during the course of implement of this contract except special promises between the parties.
6. Liability for Breach of Contract to Transferor
(1). Transferor shall return portion of or total charges as well as 5% penalty to transferee according to different situations if transferor does not provide transferee with technologic data or guidance defined in this contract.
(2). Transferee shall have the right to cancell this contract if transferor does not provide technologic data or guidance two months overdue. Transferor shall pay 5% penalty.
(3). Transferor shall pay 5% penalty to transferee when transferee’s losses resulting from transferor’s breach of contract and disclosure of confidential technology.
7. Liability for Breach of Contract to Transferee
(1). Except for paying back using fees, transferee shall pay transferor 5% penalty if transferee does not pay using fees by terms and conditions stipulated in this contract; transferee shall cease to use the patented technology and return related data and pay 5% penalty if transferee denies to pay using charges or penalty.
(2). Transferor shall have the right to cancel this contract if transferee does not pay using fees two months overdue and transferee shall cease to use transferred technology and return technological data and pay 5% penalty.
(3). Transferee shall cease to breach of contract and pay 5% penalty if transferee use this transferred technology beyond the scope of this contract.
(4). Allowing the third party to use this patented technology without transferor’s permission, transferee shall cease to breach of contract and return illegal incomes and pay 5% of total amount as penalty.

(5). Transferee shall return illegal incomes and pay 5% penalty to transferor when transferee breaches this contract and discloses the confidential technology.
8. Liability Commitment Terms of Tortious Risks
(1). Transferor shall guarantee self as the exclusive legal owner of this patented technology that shall not be in process of patent application by others. Otherwise, transferor shall be responsible for legal liability by invading other’s legal right and interest due to above matters.
9. Solutions for Disputes: First is consultation, then it shall be delivered to arbitration agency if fails to consultation.
10. This contract is duplicate and each party holds one respectively and shall be effective under signatures & seals by two parties.
Transferor: Shaanxi Suo'ang Biological    Transferee: HanZhongWeiDa
Science & Technology Co., Ltd     Commercial Company Limited

Legal Representative: Ren Baowen        Legal Representative: Xuejin Wang

Date: Dec. 25,2006                        Date: Dec. 25,2006